Standard Chartered

Global Master Credit Terms (Uncommitted)

These are the **Global Master Credit Terms (Uncommitted)** referred to and incorporated in the Agreement between the Bank and each Borrower.

IT IS AGREED:

1. DEFINITIONS AND INTERPRETATIONS

1.1 Definitions

Terms defined in the Facility Letter will have the same meaning when used in these Global Master Credit Terms (Uncommitted). In this Global Master Credit Terms (Uncommitted):

"Affiliate" means, in relation to a person:

(a) any of its Subsidiaries;

(b) any of its Holding Companies; or

(c) any other Subsidiary of any such Holding Company,

including head offices and branches of the above.

"Authority" means any government, quasi-government, inter-government, supranational, administrative, regulatory or supervisory body or authority, court or tribunal with jurisdiction over any Bank Member or Obligor.

"Authorised Person" means any person authorised to act on each Borrower's behalf in accordance with a Mandate or otherwise.

"Bank Member" means Standard Chartered PLC or any of its Affiliates.

"Base Currency" means for each Facility, the currency in which the Designated Facility Limits of that Facility is denominated as specified in clause 2 (*Facilities*) of the Facility Letter.

"Base Currency Amount" means the amount specified in the Utilisation Request (or, if the amount requested is not denominated in the Base Currency for the relevant Facility, that amount converted into that Base Currency at the Spot Rate) as adjusted to reflect any repayment, prepayment, consolidation or division of the utilisation.

"Break Costs" means a net loss of interest revenue the Bank incurs when all or any part of any utilisation is repaid on a day which is not the last day of a term for that utilisation.

"Channel" means any system, medium or channel, including an electronic banking channel, a website, SWIFT, the internet, telephony, a mobile device, fax and email, through which the Parties may communicate information and documents.

"Conditions Precedent" means the following documents and evidence:

(a) copies of each Borrower's constitutional documents;

(b) a copy of the board resolution of each Borrower approving the acceptance of each Finance Document (or the equivalent document evidencing such approval available in the relevant jurisdiction) and a copy of the names and specimen signatures of all persons authorised to sign the Finance Documents and any notices and other documents required in connection with the Finance Documents;

(c) where required by the Bank, a copy of a resolution signed by all shareholders of each Borrower approving the terms of, and the transactions contemplated by the Finance Documents (to which it is a party);

(d) each of the Finance Documents duly executed by the parties thereto;

(e) a copy of the most recent Financial Statements;

(f) where required by the Bank, evidence that the process agent for each Borrower has accepted its appointment;

(g) a certificate of an authorised signatory of the relevant Borrower certifying that each copy document relating to it specified as a Condition Precedent is correct, complete and in full force and effect as at a date no earlier than the date of the Agreement;

(h) evidence that any notice, registration or similar action required under any Collateral Document has been served, registered or taken;

(i) any documentation or other evidence reasonably requested by the Bank for the purpose of any "know your customer" requirements;

(j) evidence that all fees and expenses due and payable under the Finance Documents have been or will be paid by the first utilisation date under any Facility;

(k) where required by the Bank, any legal opinion(s) from counsel to the Bank concerning matters of relevant law;

(l) where required by the Bank, a copy of any other authorisation or other document, opinion or assurance which the Bank considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document; and

(m) any Additional Conditions Precedent as may be specified in the Facility Letter.

"Control" and **"Controlled"** means:

(a) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to direct its management and policies or to control the composition of its board of directors or equivalent body; or

(b) ownership of more than 50% of the voting share capital or equivalent right of ownership of that person.

"Designated Combined Facility Limits" means (if specified) the amount designated as the combined facility limit for the Facilities specified opposite those Facilities in column (2) of the table in clause 2.1(b) *(Designated Combined Facility Limits)* of the Facility Letter.

"Designated Facility Limits" means the amount designated as the facility limit against a Facility specified opposite that Facility in column (2) of the table in clause 2.1(a) *(Designated Facility Limits and Designated Sub-limits)* of the Facility Letter.

"Designated Sub-limits" means (if specified) the amount as designated as the sub-limit against a Borrower in column (3) of the table set out in clause 2.1(a) *(Designated Facility Limits and Designated Sub-limits)* of the Facility Letter.

"Facility" means each facility set out in clause 2 *(Facilities)* of the Facility Letter.

"Facility Limits" means any one of the Designated Facility Limits, the Designated Sub-limits or Designated Combined Facility Limits.

"Finance Document" means the Agreement, any Collateral Document, any Utilisation Request, any document identified as such in the Facility Letter and any other document designated as such by the Bank and any Group member from time to time.

"Financial Indebtedness" means any indebtedness incurred for or in respect of:

(a) monies borrowed;

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(b) any amount raised under any other transaction having the commercial effect of a borrowing; and

(c) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) and (b) above.

"Foreign Currency" means any currency other than the Base Currency.

"Group" means the Parent and its Subsidiaries.

"Holding Company" means, in relation to a person, any other person in respect of which the first named person is a Subsidiary.

"IBOR" means the relevant interbank offered rate.

"Increased Cost" means:

(a) an additional or increased cost;

(b) a reduction in the rate of return from a Facility or on any Bank Member's overall capital; or

(c) a reduction of an amount due and payable under any Finance Document,

which is incurred or suffered by any Bank Member, to the extent such cost is attributable to the Bank having entered into any Finance Document or funding or performing its obligations under any Finance Document.

"Instruction" means any instruction (including any Utilisation Request) in relation to a Facility which:

(a) contains the information the Bank requires to carry out the instructions;

(b) the Bank receives via any Channel as agreed by the Bank; and

(c) the Bank believes in good faith has been given by an Authorised Person and is transmitted with such testing or authentication as the Bank may specify.

"Mandate" means any writing, acceptable to the Bank, indicating the authority of an Authorised Person.

"Market Disruption Event" means:

(a) at or about noon on the Quotation Day, the Screen Rate is not available or is zero or negative, or reasonable and adequate means do not exist for ascertaining the relevant IBOR, benchmark interest rate or Prime Rate (as the case may be);

(b) matching deposits are not readily available in the relevant interbank market; or

(c) before close of business in the principal city of the relevant interbank market on the Quotation Day, the cost to the Bank of obtaining matching deposits in the relevant interbank market would be in excess of the relevant IBOR, benchmark interest rate or Prime Rate (as the case may be).

"Obligor" means each Borrower and any person providing a guarantee of and/or Security Interest for the obligations of any Borrower and/or any other person identified as an obligor under the Finance Documents.

"Party" means a party to the Agreement.

"Prime Rate" means the interest rate, however it is called, published by the Bank from time to time as the minimum rate of interest at which it will lend money to prime borrowers.

"Quotation Day" means for any period for which an interest rate is to be determined two Banking Days before the first day of that period, or such other period which the Bank decides accords with market practice in the relevant interbank market.

"RCS" means the regulatory compliance statement (also available on www.sc.com/en/rcs) setting out the legal and regulatory requirements that apply to each Borrower's relationship with the Bank (as amended from time to time).

"Screen Rate" means the standard market interest rate for the relevant currency and period displayed on the relevant page of the on-line electronic information service which for the time being the Bank normally uses for obtaining the relevant IBOR, benchmark interest rate or Prime Rate (as the case may be).

"Security Interest" means a mortgage, charge, pledge, lien, security assignment or other security interest securing any obligation or any other agreement or arrangement having a similar effect.

"Subsidiary" means in relation to a person, any other person:

(a) which is Controlled, directly or indirectly, by the first named person;

(b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first named person; or

(c) which is a Subsidiary of another Subsidiary of the first named person.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any associated penalty or interest payable) required by law.

"Utilisation Request" means such form of utilisation request acceptable to the Bank.

1.2 **Interpretation**

(a) Any reference in the Agreement to:

(i) an **"amendment"** includes a supplement, variation, novation, restatement or re-enactment and **"amended"** will be construed accordingly;

(ii) a **"disposal"** means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary and **"dispose"** will be construed accordingly;

(iii) an **"authorisation"** includes a consent, approval, resolution, licence, exemption, filing, registration or notarisation;

(iv) **"indebtedness"** includes any obligation (whether incurred as principal or as surety (actual or contingent, present or future)) for the payment or repayment of money;

(v) a **"law"** includes (A) any agreement with any Authority; and (B) any law, regulation, rule, official directive, request, guideline, judicial order, sanction, embargo or restrictive measure (whether or not having the force of law) of any Authority and any interpretation, application or enforcement of such law;

(vi) any statute includes reference to any statutory modification or re-enactment;

(vii) a **"Finance Document"** or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, including any increase in the amount of a facility or for an additional facility;

(viii) a **"currency"** is to the lawful currency for the time being of the relevant country or recognised monetary union;

(ix) a **"month"** is to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month. If there is no numerically corresponding day in the following month, that period will end on the last Banking Day in that calendar month;

(x) a **"person"** includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

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(xi) **"writing"** includes email, fax, transmission or other electronic means of communication legibly received and "written" has the corresponding meaning; and

(xii) **"including"** is not limitative.

(b) Words denoting the singular will include the plural and vice versa.

(c) A reference to a Party or a person includes its and any subsequent successors in title, permitted transferees and permitted assigns.

(d) A reference to **"call for cash cover"** for a Facility means each Borrower must, within two Banking Days, pay an amount as directed by the Bank, either:

(i) to a non-interest bearing account in the name of that Borrower with the Bank subject to a first ranking Security Interest in favour of the Bank; or

(ii) to the Bank which the Bank may hold in its sole dominion and apply to satisfy amounts due and payable to it under that Facility, without interest accruing or payable to that Borrower,

until all amounts that are or may be outstanding under that Facility have been paid to the Bank (whereupon any balance may be released or an equivalent amount thereto paid to that Borrower).

(e) Except as expressly provided otherwise, if there is any inconsistency between:

(i) the Facility Letter and these Global Master Credit Terms (Uncommitted), the former will prevail except in respect of Clause 2.4 (*On demand*) which will always prevail; and

(ii) the Facility Letter or these Global Master Credit Terms (Uncommitted) and any other document forming part of the Agreement, the Facility Letter or these Global Master Credit Terms (Uncommitted) will prevail.

2. THE FACILITIES

2.1 The Facilities

Each Facility is offered as detailed in the Facility Letter, and subject to the Agreement.

(a) **Limits**

The Bank will offer each Facility to each Borrower as specified opposite that Facility in column (3) of the table set out in sub-clause (a) of clause 2.1(a) (*Designated Facility Limits and Designated Sub-limits*) of the Facility Letter subject to the Facility Limits (whichever is the lower).

(b) **Change of limits**

The Bank may at any time and at its sole discretion, allow each Borrower excesses above the stated Facility Limits and such excesses shall be deemed given at the Borrower's request and form part of the relevant Facility.

(c) **Currency**

Each Facility is made available in the Base Currency or such other currency as specified under the Facility Letter. If a change in any currency of a country occurs, this Agreement will be amended by the Bank to reflect the change in currency.

(d) **No obligation to monitor**

The Bank is under no obligation to monitor the purpose of any Facility as set out in the Facility Letter.

2.2 Foreign Currency

(a) **Base Currency**

If a Facility is made available in more than one currency, the relevant Facility Limits will be calculated in the Base Currency for the relevant Facility and any actual or proposed utilisation in other currencies will be converted into the relevant Base Currency at the Spot Rate.

(b) **Monitoring**

The Bank may at any time recalculate the Base Currency Amount of any utilisation denominated in a Foreign Currency using the Spot Rate on the Banking Day prior to the date of recalculation.

(c) **Same Foreign Currency during successive terms**

If any utilisation is to be denominated in the same Foreign Currency during two successive terms, the Bank will calculate the amount of the utilisation in the Foreign Currency for the second of those terms (by calculating the amount of Foreign Currency equal to the Base Currency Amount of that utilisation at the Spot Rate on the appropriate rate fixing day as determined by the Bank) and if the amount calculated is less than the existing amount of that utilisation in the Foreign Currency during the first term, promptly notify the relevant Borrower and the Borrower must pay, on the last day of the first term, an amount equal to the difference.

2.3 Uncommitted

Regardless of any other provision of the Agreement, each Facility is uncommitted and is made available to each specified Borrower at the Bank's sole discretion. The Bank will have no obligation to make any utilisation under, or make available any part of, any Facility.

2.4 On demand

Regardless of any other provision of the Agreement, each Facility is made available on an on-demand basis. The Bank may, at its sole discretion, at any time, on written notice to any Borrower:

(a) cancel, reprice or call for cash cover for all or any part of any Facility; or

(b) demand repayment/payment of any amount outstanding or otherwise due under or in relation to any Facility (whether principal, interest or other sum), whereupon each Borrower must, within two Banking Days, pay the relevant amount to the Bank.

3. BORROWERS' AGENT

3.1 Appointment of agent

Each Borrower (other than the Designated Borrower) irrevocably appoints the Designated Borrower to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(a) the Designated Borrower to (i) give notifications or instructions, (ii) supply all information concerning itself to the Bank or (iii) agree any amendments to the Agreement (in each case, for the relevant Borrower and without further reference to or the consent of that Borrower); and

(b) the Bank to give any notice, demand or other communication to the Designated Borrower.

3.2 Acts of the agent

Every act, omission, agreement, undertaking, settlement, waiver, amendment, notice, instruction or other communication given or made by the Designated Borrower or given to the Designated Borrower on behalf of another Borrower will be binding on that Borrower.

3.3 Inconsistency

If there is any conflict between any notices, instructions or other communications of the Designated Borrower and any other Borrower, those of the Designated Borrower will prevail.

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4. CONDITIONS PRECEDENT

4.1 **Initial Conditions Precedent**

Each Borrower must satisfy all of the Conditions Precedent in form and substance satisfactory to the Bank before any utilisation of a Facility is permitted.

4.2 **Further Conditions Precedent**

Any utilisation of a Facility is subject to the further conditions precedent that on both the date of each Utilisation Request and the relevant utilisation date:

(a) the representations and warranties made or given under the Finance Documents are true and accurate in all material respects; and

(b) the Bank has received all of the documents and other evidence required to comply with such utilisation-specific conditions precedent as required by the Bank from time to time.

4.3 **Utilisation**

Each Borrower may request to utilise a Facility by delivering to the Bank a duly completed Utilisation Request no later than two Banking Days prior to the proposed utilisation date.

5. REPAYMENT

5.1 **Repayment**

Without prejudice to Clause 2.4 (*On demand*), each Borrower shall repay all amounts due in accordance with the terms of the Facility Letter.

5.2 **Repayment of Foreign Currency Facilities**

If at any time the total Base Currency Amount of all utilisations due by a Borrower exceeds that Borrower's relevant Facility Limit, that Borrower must repay an amount of principal (in relation to any utilisation(s) which the Bank may identify) equal to such excess (together with all accrued but unpaid interest on that amount and any Break Costs) within two Banking Days after receiving a demand from the Bank.

6. PREPAYMENT

6.1 **Voluntary prepayment**

A Borrower may prepay all or part of any Facility provided that the Bank must receive irrevocable notice of such prepayment at least two Banking Days prior to the proposed prepayment date (or such other period as determined by the Bank).

6.2 **Amounts payable**

Any prepayment under this Agreement shall be made together with accrued and unpaid interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

6.3 **Order of prepayment**

All prepayments received by the Bank will be applied in or towards prepayment and satisfaction of the obligations of the Borrower under the relevant Facility in inverse chronological order.

7. INTEREST

7.1 **Payment of interest**

Each Borrower shall pay accrued interest on each Facility on the relevant Interest Payment Date.

7.2 **Interest Periods**

If an Interest Period would otherwise end on a day which is not a Banking Day, that Interest Period will instead end on the next Banking Day in that calendar month (if there is one) or the preceding Banking Day (if there is not).

7.3 **Default Interest**

If a Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest (**"Default Interest"**) will accrue daily on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at the Default Rate and will be immediately payable on demand to the Bank.

7.4 **Unpaid interest**

Default Interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount on any basis that the Bank may select.

7.5 **Market disruption**

If a Market Disruption Event occurs, the rate of interest of that Facility will be the rate per annum which is the aggregate of:

(a) the margin of that Facility as specified in clause 3 (*Pricing and Conditions*) of the Facility Letter or otherwise agreed between the Bank and the relevant Borrower; and

(b) the rate which expresses as a percentage rate per annum of the Bank's cost of funding that utilisation from whatever source the Bank may reasonably select, and if any such percentage rate is below zero then such percentage rate shall be deemed to be zero.

8. TAXES

8.1 **Payments without deduction or withholding**

Each Borrower must make all payments to be made by it under the Finance Documents free from any deduction or withholding for or on account of any Tax unless required to deduct or withhold by law. If a Borrower is required to deduct or withhold, it will promptly, upon becoming aware that it must make any deduction (or if there is a change in the rate or basis of such deduction), notify the Bank accordingly.

8.2 **Gross-up**

If an Obligor makes any such deduction or withholding for or on account of any Tax, that Obligor must:

(a) pay to the Bank any additional amount as may be necessary to ensure that the Bank receives the full amount of the relevant payment as if that deduction or withholding had not been made; and

(b) supply promptly to the Bank evidence satisfactory to the Bank that it has accounted to the relevant Authority within the required time period for the withholding or deduction.

8.3 **Tax costs**

Each Borrower must pay to the Bank any stamp duty, registration or other similar Tax, or any value added tax or other similar Tax on any amount payable under the Finance Documents.

9. INCREASED COSTS

9.1 Each Borrower must on demand by the Bank, pay the amount of any Increased Costs incurred by the Bank or any of its Affiliates as a result of:

(a) the introduction of or any change in (or in the interpretation, administration or application of) any law; or

(b) compliance with any law made after the date of the Agreement.

10. PAYMENTS

10.1 **Payments in full, without set-off or counterclaim**

Each Borrower must pay all sums including any fees, charges commissions, or reimbursements, without set-off, deduction or counterclaim.

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10.2 **Debit**

The Bank shall be entitled to debit any sums due to the Bank from any sums payable to each Borrower.

10.3 **Banking Days**

If any date for payment of any sum due under the Finance Documents is not a Banking Day then that payment must be made on the next Banking Day in the same calendar month (if there is one) or the preceding Banking Day (if there is not).

10.4 **Place, currency and funds**

(a) On each date on which a Borrower is required to make a payment under a Finance Document, that Borrower must pay the Bank for value on the due date at the time and in the currency in which the Facility is denominated, with any cost, expense or liability as incurred or as otherwise specified by the Bank.

(b) Payment must be made to the account the Bank specifies.

10.5 **Partial payments**

If the Bank receives insufficient payment to discharge all the amounts then due and payable under the Finance Documents, the Bank may apply that payment towards the obligations under the Finance Documents in any manner the Bank decides, irrespective of any appropriation made by any Borrower.

10.6 **Timing of payments**

If a Finance Document does not provide for when a particular payment is due, that payment is due within three Banking Days of demand by the Bank.

11. REPRESENTATIONS AND WARRANTIES

Each Borrower makes the following representations and warranties to the Bank which are deemed to be repeated at all times (having regard to the circumstances existing at the time of repetition) so long as any sums are actually or contingently owing under the Agreement.

11.1 **Status**

(a) Each Obligor is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b) Each Obligor and its Subsidiaries have the power to own its assets and carry on its business as it is being conducted.

11.2 **Binding obligations**

The obligations expressed to be assumed by each Obligor in each Finance Document are legal, valid, binding and enforceable obligations.

11.3 **Non-conflict**

The entry into and performance of the Finance Documents by each Obligor and the transactions contemplated by the Finance Documents do not and will not conflict with:

(a) any law applicable to any Obligor or its Subsidiaries;

(b) the constitutional documents of any Obligor or its Subsidiaries; or

(c) any agreement or instrument binding upon any Obligor or its Subsidiaries or the assets of any Obligor or its Subsidiaries.

11.4 **Power and authority**

Each Obligor has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of the Finance Documents and the transactions contemplated by the Finance Documents.

11.5 **Authorisations**

All authorisations required or desirable to enable each Obligor to lawfully enter into, exercise its rights and comply with its obligations under the Finance Documents to which it is a party and to carry on its business have been obtained or effected and are in full force and effect.

11.6 **No filing or stamp taxes**

Under the law of its jurisdiction of incorporation, it is not necessary that the Finance Documents be filed, recorded or enrolled with any Authority or that any stamp, registration or similar Tax be paid in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

11.7 **Security Interests**

Any Security Interest created under the Finance Documents is, subject to completion of all registrations required by law, a legal, valid, binding and enforceable first ranking Security Interest over the assets to which such Security Interest relates.

11.8 **Immunity**

(a) The entry into each Finance Document (to which it is a party), and the exercise by it of its rights and performance of its obligations under each such Finance Document will constitute, private and commercial acts of the relevant Obligor performed for private and commercial purposes.

(b) No Obligor will be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document.

11.9 **Governing law and enforcement**

(a) The choice of governing law of each Finance Document will be recognised and enforced in the relevant Obligor's jurisdiction of incorporation.

(b) Any judgment obtained in the courts which the parties to a Finance Document have conferred jurisdiction on to settle disputes in relation to that Finance Document will be recognised and enforced in the relevant Obligor's jurisdiction of incorporation.

11.10 **Taxes**

It has complied in all material respects with all Tax laws in all jurisdictions in which it is subject to Tax and no claims are being asserted against it with respect to Tax which are likely to have in the Bank's opinion a material adverse effect on its ability to perform its obligations under the Finance Documents or its business, operations, assets, financial condition or prospects or those of the Group (taken as a whole).

11.11 **Good title to assets**

Each Obligor has a good, valid and marketable title to, or valid leases or licences of, and all appropriate authorisations to use, the assets necessary to carry on its business as presently conducted.

11.12 **Additional representations**

Such additional representations as may be specified in the Facility Letter.

12. GENERAL UNDERTAKINGS

12.1 **Authorisations and compliance with laws**

(a) Each Borrower must obtain, maintain and comply with any authorisation required by any law to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

(b) Each Borrower must comply in all respects with all laws to which it is subject where failure to do so might in the Bank's opinion have a material adverse effect on its business, assets, financial condition or prospects or its

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ability to perform its obligations under the Finance Documents.

(c) Each Borrower must comply with the RCS.

12.2 **Pari passu ranking**

Each Borrower undertakes that its obligations and liabilities under each Finance Document will at all times rank (except in respect of statutory preferential debts) at least pari passu with all its present and future unsecured indebtedness.

12.3 **Negative pledge**

(a) No Borrower will (and must ensure that no other Group member will) create or permit to subsist any Security Interest over any of its assets.

(b) No Borrower will (and must ensure that no other Group member will):

(i) sell, transfer or otherwise dispose of any of its assets on terms by which they are or may be leased to or re-acquired by it or any Group member;

(ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv) enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(**"Quasi-Security"** means any transaction described in paragraph (b) above.)

(c) Paragraphs (a) and (b) above do not apply to:

(i) any netting or set-off arrangement entered into by any Group member in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(ii) any lien arising by operation of law and in the ordinary course of trading or retention of title arrangement in the ordinary course of trading on standard terms and conditions of any supplier; and

(iii) any Security Interest or Quasi-Security over goods and/or documents of title to goods arising in the ordinary course of letter of credit transactions in the ordinary course of trade.

12.4 **Further assurance**

Each Borrower must (and ensure that each Obligor will) promptly do all such things as may be necessary or appropriate to perfect, preserve or protect the rights and interests of the Bank created or intended to be created by, or arising from, any Finance Document (including entering into Collateral Documents for any call for cash cover) and/or facilitate the realisation of assets which are or are intended to be the subject of the Collateral Documents.

12.5 **Financial statements and other information**

Each Borrower must ensure that the Bank receives:

(a) the Financial Statements as soon as they become available;

(b) accurate and up to date information necessary to enable the Bank to comply with applicable law, "know your customer" or similar identification procedures as the Bank may request from time to time and notify the Bank immediately of any changes;

(c) details of any litigation, arbitration or other proceedings pending or threatened;

(d) all documents dispatched by itself to its shareholders or its creditors generally at the same time they are dispatched; and

(e) any further information the Bank may reasonably request from time to time in writing regarding the Group.

12.6 **Notification**

Each Borrower must notify the Bank promptly upon becoming aware of the occurrence of the following:

(a) **Information and undertakings:** any (i) representation, warranty, undertaking or statement made or deemed to be made, or (ii) information provided, by an Obligor, to the Bank is reasonably likely to be incorrect or misleading;

(b) **Disposals:** disposal of all or any part of their or the Group's assets, except where such disposal of assets is:

(i) made in the ordinary course of trading; or

(ii) in exchange for other assets comparable or superior as to type and value;

(c) **Merger:** any amalgamation, demerger, merger or corporate reconstruction of any Obligor or the Group;

(d) **Acquisition:** any acquisition or investment in a company by any Obligor or the Group, except where such acquisition or investment is made in the ordinary course of trading;

(e) **Change of business and governance:** any Borrower:

(i) ceases to be Controlled by the Parent;

(ii) has any substantial change which will have an effect on the general nature of its business or that of the Group from that carried on at the date of this Agreement; or

(iii) has any change of its directors or beneficial owners or amendment to its constitutional documents; and

(f) **Material adverse effect:** any event or series of events occurs (including the commencement of any legal proceedings or other analogous process in any jurisdiction) which has or is reasonably likely to have a material adverse effect on:

(i) the business, operations, assets, financial condition, results, solvency or prospects of an Obligor or the Group as a whole; or

(ii) the validity, binding effect or enforceability of any Finance Document.

12.7 **Provision of other services**

Whilst any amount remains outstanding under a Facility, if a Borrower wishes to engage any person to provide:

(a) currency, commodity price or interest rate hedging, transaction banking products and services including cash management services, trade services, trade finance, custodial services, fund administration and escrow services;

(b) any refinancing or replacement of the Facilities; or

(c) any other similar transactions in the financial markets

(collectively the **"Services"**),

the relevant Borrower shall first consult the Bank (or its Affiliate) about the provision of such Services by the Bank (or its Affiliate). The provision of the Services by the Bank (or its Affiliate) is subject to the relevant terms and conditions being agreed between the parties.

12.8 **Insurance**

Where an Obligor has granted a Security Interest over any property or asset in favour of the Bank, the Bank may require the relevant Borrower to procure and maintain insurance for the property or asset through the Bank's approved insurance company. The insurance must cover the rights and interests of the Bank under the Facilities and cover such amounts as the Bank may require. All costs, fees, expenses and payments

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for effecting and maintaining such insurance shall be borne by the relevant Borrower and the Bank may debit such amounts from that Borrower's account.

13. EVIDENCE AND CALCULATIONS

13.1 Accounts

Accounts maintained by the Bank in connection with the Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

13.2 Certificates and determinations

Any certification or determination by the Bank of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

13.3 Calculations

Any interest or fee accruing under the Agreement accrues daily and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise as the Bank determines in accordance with applicable market practice.

14. INDEMNITIES

14.1 General

All indemnities in each Finance Document are:

(a) continuing and survive termination of such Finance Document or any repayment, cancellation or expiry of any Facility; and

(b) independent of each Borrower's other obligations under the Agreement.

14.2 Indemnities

Each Borrower shall promptly indemnify the Bank on demand against any losses, damages, demands, claims, liabilities, costs (including legal costs) and expenses of any kind arising from or incurred by the Bank in connection with the following:

(a) **Currency indemnity**

Any judgment, award or order being given or made for the payment of any amount due under any Finance Document and that judgment, award or order being expressed in a currency other than that in which the payment was due.

(b) **General indemnity**

Any cost, loss or liability incurred by the Bank consequent upon entering into and undertaking the transactions contemplated by the Finance Documents including, but not limited to, losses and expenses as a consequence of:

(i) the occurrence of any default by the Obligor of its obligations or investigating any event which the Bank reasonably believes to be a default;

(ii) any payment of principal or an overdue amount being received from any source, other than on its due date or any utilisation not being prepaid in accordance with the Agreement;

(iii) other than by reason of the Bank's default, any utilisation not being made on the proposed utilisation date;

(iv) the Bank entering into or performing any Foreign Currency exchange contract for the purpose of advancing or maintaining any utilisation to any Borrower in any Foreign Currency; or

(v) any inquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or this Agreement.

(c) **Tax indemnity**

Any Tax (excluding any Tax on the net income of the Bank in jurisdictions in which it is resident), value added tax, stamp tax, registration or other similar charges or liability incurred by the Bank under the Agreement or any transactions contemplated by the Finance Documents.

(d) **Communications through Channels**

Any Instructions, communications or information the Bank may receive or send in writing or via any Channel as agreed by the Parties.

15. COMMUNICATIONS THROUGH CHANNELS AND OTHER SERVICE PROVIDERS

15.1 Instructions and communications

(a) The Bank can act on each Borrower's Instructions or communications received through any Channel if the Bank believes them to be genuine and complete. The Bank may require the confirmation of each Borrower prior to acting on such Instructions.

(b) Each Borrower bears any risks in sending its Instructions or communications through any Channel.

15.2 Acts of Authorised Person

An Authorised Person shall be deemed to have the authority to give Instructions, sign any document and perform any act on each Borrower's behalf, including:

(a) agreeing, supplementing, restating or varying the terms of the Agreement; and

(b) appointing any person, representative or agent to act on each Borrower's behalf (including appointing any successor) or accepting an appointment as an agent for any person,

unless each Borrower advises the Bank in writing otherwise (and the Bank acknowledged such advice). The Bank may continue to rely on an existing Mandate until the Bank has updated its records in accordance with this new Mandate. Each Borrower is bound by the actions of its Authorised Person.

15.3 Other service providers

The Bank may engage third party service providers, including payment, clearing or settlement systems, clearing houses, payment intermediaries, financial institutions, mobile wallet providers and couriers, whether as independent contractors, sub-contractors or agents. To the extent permitted by law, the Bank shall not be liable for any act or omission of any such service provider, including its insolvency.

16. FEES, COSTS AND EXPENSES

16.1 Costs and expenses

Each Borrower must, on demand, pay the Bank all costs and expenses (including legal fees, valuation fees and any Tax) the Bank incurs in connection with:

(a) the preparation, negotiation, execution or perfection of;

(b) any amendment to, or waiver of or consent under (or any evaluation of a request for the same); or

(c) the enforcement of, or the preservation of any rights under,

any Finance Document.

16.2 Fees

Each Borrower shall pay to the Bank such fees in the amount and at the times as may be specified in the Facility Letter or such other Finance Documents as the Parties may agree.

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17. AMENDMENTS AND WAIVERS

17.1 **Procedure**

The Agreement may be varied or amended by the Bank in its sole and absolute discretion by notice to the relevant Borrower. Any such variation or amendment will be binding on all Parties.

17.2 **Waivers and remedies cumulative**

Any failure to exercise or delay in exercising any right or remedy of the Bank under the Finance Documents will not operate as a waiver, nor will any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in any Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

17.3 **Deletions, new terms and changes**

Any additional provision specified in clause 9 (*Country Supplement*) of the Facility Letter will be incorporated in the Agreement and any provision specified in clause 9 (*Country Supplement*) of the Facility Letter as a provision which should be amended or deleted in these Global Master Credit Terms (Uncommitted) will be amended or deleted accordingly.

18. CHANGES TO THE PARTIES

18.1 **Assignments and transfers by any Borrower**

No Borrower may assign any of its rights or transfer or otherwise deal with any of its rights and obligations under the Finance Documents without the Bank's prior consent.

18.2 **Assignments and transfers by the Bank**

The Bank may assign any of its rights or transfer or otherwise deal with any of its rights and obligations under any Finance Document or change its lending office without the prior consent of the Obligors.

18.3 **Disclosure**

Without prejudice to the RCS, the Bank may disclose any information provided by or relating to any Borrower, any Obligor, the Group and any Finance Document:

(a) to any actual or potential participant, sub-participant, transferee or assignee of the Bank's rights and/or obligations under any transaction between the Parties (or any of its agents or professional advisers) and any other person in connection with a transaction or potential transaction between the Parties; or

(b) to any rating agency, or direct or indirect provider of credit protection (or its brokers).

19. SET-OFF

19.1 The Bank may set-off any obligation due from a Borrower or the Borrower's Affiliates under the Finance Documents against any obligation owed by the Bank or the Bank's Affiliates to that Borrower or the Borrower's Affiliates, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Bank may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. For the purposes of this clause, **"obligation"** includes any obligation whether matured or unmatured, actual or contingent, present or future. If the amount of any such obligation is unascertained, the Bank may estimate the amount for the purposes of the set-off.

20. NOTICE

20.1 **In writing**

Any communication made or document delivered in connection with the Finance Documents, including any demand made under the Agreement, must be in English and in writing.

20.2 **Contact details**

Contact details of each Party are as stated in the Facility Letter or as otherwise notified to the other Party by not less than five Banking Days' notice.

20.3 **Effectiveness**

(a) Any communication made or document delivered by one Party to another in connection with the Finance Documents is effective if:

(i) sent by way of fax, at the time shown on the transmission report as being successfully sent;

(ii) delivered personally, at the time of delivery;

(iii) sent by post, six Banking Days after posting;

(iv) sent by email, at the time sent by that Party; and

(v) sent by any other Channel, at the time effected.

(b) Any communication made or document delivered to the Bank will be effective only when actually received by the Bank.

(c) Any communication made or document delivered under paragraphs (a) and (b) above but received on a non-Banking Day or after business hours in the place of receipt, will only be deemed to be given on the next Banking Day in that place.

21. PARTIAL INVALIDITY

21.1 If any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

22. ENTIRE AGREEMENT

22.1 The Finance Documents constitute the entire agreement between the parties and replace all previous agreements on that subject matter. None of the Obligors have relied on any oral or written representation or warranty made, or purportedly made, by or on the Bank's behalf except as set out in the Finance Documents.

23. RIGHTS OF THIRD PARTIES

23.1 Unless stated otherwise in a Finance Document:

(a) a person not a party has no right to enjoy or enforce any benefit under it; and

(b) the consent of any person not a party is not required to amend the relevant Finance Document.

24. COUNTERPARTS

24.1 Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of that Finance Document.

25. GOVERNING LAW AND JURISDICTION

25.1 The Agreement and all non-contractual obligations arising in any way out of or in connection with the Agreement are governed by the laws of the Jurisdiction and each Borrower irrevocably submits to the non-exclusive jurisdiction of the courts of the Jurisdiction.

25.2 Where required by the Bank, a Borrower will irrevocably appoint a process agent under the Finance Documents for service of process in any proceedings before the courts of the Jurisdiction in connection with any Finance Document. The relevant Borrower must notify the Bank of any new process

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agent's name and address. If any Borrower fails to comply, the Bank may appoint a new process agent and the Bank will notify that Borrower of the name and address of the new process agent. In this regard, service of any legal process on a process agent shall constitute service on that Borrower.

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